UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2021

HUBSPOT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36680	20-2632791
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, Cambridge, Massachusetts		02141
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 482-7768

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	HUBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 4, 2021, HubSpot, Inc. (the “Company”) issued a press release announcing its financial results and other information for the quarter ended June 30, 2021. The full text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information under this Item 2.02, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2021, the Company announced that, effective September 7, 2021, Brian Halligan will transition from his role as Chief Executive Officer and President of the Company and will become Executive Chairman of the Company’s Board of Directors. As Executive Chairman, Mr. Halligan will continue to play a meaningful role in driving the Company’s long-term strategy, including partner and product strategy. Mr. Halligan will continue to receive an annual base salary of $1 and will continue to forego any annual cash incentive compensation. His existing equity awards will continue to vest in accordance with their terms and he will not be granted any additional equity awards in connection with the transition.

On the same date, the Company announced that Yamini Rangan, currently the Company’s Chief Customer Officer, has been appointed by the Board of Directors to serve as the Company’s Chief Executive Officer and President, effective September 7, 2021 and upon Mr. Halligan’s transition from his current executive positions at the Company. In connection with her appointment as Chief Executive Officer and President, Ms. Rangan will replace Mr. Halligan as the Company’s principal executive officer.

The Board of Directors also approved an increase in the size of the Board of Directors to ten members and in the size of Class III from three to four, and the appointment of Ms. Rangan as a Class III director, in each case effective September 7, 2021. Ms. Rangan will serve as a Class III director of the Company until the Company’s 2023 annual meeting of stockholders. The Board of Directors believes Ms. Rangan is qualified to serve as a member of the Board of Directors because of her extensive experience scaling high-growth companies, her operational background, and her deep understanding of the Company’s business and customer strategy. No arrangement or understanding exists between Ms. Rangan and any other person pursuant to which Ms. Rangan was selected as a director of the Company.

As Chief Executive Officer and President, Ms. Rangan will voluntarily receive an annual base salary of $1 and forego any annual cash incentive compensation, effective September 7, 2021. Ms. Rangan will remain eligible to participate in the Company's Senior Executive Cash Incentive Bonus Plan in accordance with the terms of that bonus plan on a prorated basis for the period between January 1, 2021 and September 6, 2021 at an annual target percentage of 60% of her current base salary of $487,500. In connection with her appointment, Ms. Rangan will be granted equity awards with an aggregate value of $3,500,000, of which 75% will be restricted stock units and 25% will be stock options, which will in each case vest ratably over sixteen calendar quarters beginning September 1, 2021. Ms. Rangan’s existing equity awards will continue to vest in accordance with their terms. Biographical information regarding Ms. Rangan is set forth in the Company’s proxy statement for its 2021 annual meeting of stockholders, as filed with the U.S. Securities and Exchange Commission on April 23, 2021, and such information is incorporated by reference herein. No arrangement or understanding exists between Ms. Rangan and any other person pursuant to which Ms. Rangan was selected to serve as Chief Executive Officer and President of the Company.

There have been no related party transactions between the Company or any of its subsidiaries and Ms. Rangan reportable under Item 404(a) of Regulation S-K. Ms. Rangan has no family relationships with any of our directors or executive officers.

Item 7.01.  Regulation FD Disclosure.

A copy of the Company’s press release announcing the foregoing is attached to this Current Report on Form 8-K as Exhibit 99.1. Additionally, a copy of a blog post made by the Company in connection with the executive leadership transitions is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and in Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1 99.2	Press Release of HubSpot, Inc. dated August 4, 2021 furnished herewith Blog Post of HubSpot, Inc. on August 4, 2021, furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HubSpot, Inc.

August 4, 2021	By:	/s/ Kate Bueker
Name: Kate Bueker
Title: Chief Financial Officer